EXHIBIT 99.1

MTBC Reports Third Quarter 2015 Results

Q3 2015 Financial Results

  Revenue of $5.6 million for the quarter and $17.7 million year-to-date
  Adjusted EBITDA of ($184,000) or (3.3%) of revenue
  GAAP Net Loss of $1.2 million, or $0.13 per share
  Non-GAAP Adjusted Net Income of ($397,000), or ($0.04) per share

SOMERSET, N.J., Nov. 12, 2015 (GLOBE NEWSWIRE) -- Medical Transcription Billing, Corp. (Nasdaq:MTBC), a leading provider of proprietary, web-based electronic health records, practice management and mHealth solutions, today announced financial and operational results for the third quarter of fiscal year 2015.

"We are very pleased to have closed our Series A Preferred Stock ("Preferred Stock") offering on November 9, 2015, which generated gross proceeds of $5.1 million," said Mahmud Haq, MTBC's Chairman and Chief Executive Officer. He continued, "The proceeds of the Preferred Stock offering, combined with our closing of a $10 million credit facility with Opus Bank in September, have provided us with the growth capital we need to take us to the next level."

"Our additional growth capital comes at a strategic time as the industry is undergoing significant changes that present MTBC with attractive growth opportunities," explained Stephen Snyder, MTBC's President. He continued, "One such significant change came on October first, which marked a pivotal date for the healthcare industry with the mandatory conversion from the legacy code sets, known as ICD-9, to the far more complex ICD-10 code sets. We were very pleased to see that our preparation, software enhancements, and comprehensive provider training campaign allowed our clients to seamlessly transition to ICD-10, while extending the reach of our mHealth platform throughout the broader physician community."

"Our ICD-10 converter app has been downloaded more than 65,000 times and received glowing reviews, while surging through the rankings to become the most popular ICD-10 converter app available in the Apple® App Store and elsewhere," explained Mr. Snyder. He further explained, "Beyond promoting our brand, we have leveraged this transition to significantly increase our electronic claim capture percentage and, as a result, are even better positioned to further increase operational efficiency and scale as we grow."

  Total revenue for the three months ended September 30, 2015 was $5.6 million, compared to $6.0 million in the same period last year, a decrease of 6.7%.
  Total revenue for the nine months ended September 30, 2015 was $17.7 million, compared to $11.2 million in the same period last year, an increase of 58%.

"While we achieved a 19% reduction in our total operating costs compared to third quarter 2014, our limited capital reduced our ability to invest in activities to grow the business sufficiently to offset the loss in revenue in the quarter," said Bill Korn, MTBC's Chief Financial Officer.

  For the three months ended September 30, 2015, the GAAP Net Loss was $1.2 million, or $0.13 per share, compared to a GAAP Net Loss of $2.8 million, or $0.34 per share, in the same period last year.
  For the three months ended September 30, 2015, the non-GAAP Adjusted Net Income was ($397,000), or ($0.04) per share, compared to the non-GAAP Adjusted Net Income of ($1.6 million), or ($0.15) per share, in the same period last year.
  For the three months ended September 30, 2015, Adjusted EBITDA was ($184,000), or (3.3%) of revenue, compared to Adjusted EBITDA of ($878,000), or (14.6%) of revenue, in the same period last year.

"The ($184,000) Adjusted EBITDA in the third quarter is a significant improvement from the ($878,000) Adjusted EBITDA in the third quarter of last year. We reduced direct operating costs by 23%, from $3.7 million to $2.8 million, and reduced general and administrative expenses 17% from $3.7 million to $3.1 million. We have reduced our U.S. headcount from 223 employees on September 30, 2014 to 73 employees on September 30, 2015," said Bill Korn. "With the consolidation of offices and further reductions of our U.S. staff, we expect to be EBITDA positive during the fourth quarter, which will be an important milestone for us," he continued.

"On a GAAP basis, we had a $1.2 million loss in the third quarter. The difference of $1.0 million between Adjusted EBITDA and the GAAP loss reflects $1.1 million of non-cash amortization and depreciation expense, $173,000 of stock-based compensation, $151,000 of integration and transaction costs, and $70,000 of net interest expense, offset by $52,000 of foreign currency gains, a $52,000 net tax benefit and a $367,000 decrease in the contingent consideration liability," continued Bill Korn.

MTBC completed its public offering of 204,000 shares of 11% Series A Cumulative Redeemable Perpetual Preferred Stock at a price of $25.00 per share. In addition, MTBC has granted the underwriters a 45-day option to purchase from it an additional 30,600 shares of Series A Preferred Stock. These shares represent a new class of security, with an 11% annual dividend payable monthly, and a $25.00 liquidation preference. The shares are not convertible, have no stated maturity, and will not be subject to a sinking fund or mandatory redemption. Shares of Series A Preferred Stock will remain outstanding indefinitely unless we decide to redeem the shares, which can occur at the Company's option at any time after five years or within 120 days of a change of control.

MTBC's Series A Preferred Stock is trading on the NASDAQ Capital Market under the ticker symbol "MTBCP." Chardan Capital Markets, LLC acted as lead book-running manager and Boenning & Scattergood, Inc. acted as joint book-running manager for the offering.

Upon completion of the offering, Opus Bank, which provided a $10 million credit facility with a 5% annual interest rate to MTBC in September 2015, agreed to release an additional portion of the credit facility. Initially Opus Bank released a $2 million revolving line of credit, plus a term loan of $4 million which was used to repay outstanding debts including an expiring line of credit with TD Bank. Opus will release another $2 million term loan this month. The final $2 million portion of the facility may become available during 2016 upon satisfaction of certain criteria.

"We intend to use the proceeds from the preferred stock offering as well as our credit facility with Opus Bank to grow the business. This includes acquisitions of revenue cycle management or healthcare IT businesses, as well as expansion of sales and marketing activities," said Bill Korn. "We spent approximately 1% of revenue on sales and marketing during the third quarter, and the availability of capital will allow this to increase. Proceeds may also be used for working capital and general corporate purposes."

We are revising our 2015 guidance, summarized in the following table:

For the Fiscal Year Ending December 31, 2015 Forward Looking Guidance
Revenue	$23 million
Adjusted EBITDA	($750,000) – ($1 million)
Adjusted Net Income per Share	($0.15) – ($0.20)

Our ability to fully implement our growth strategy was delayed during the previous two quarters due to the need for additional capital. With the successful closing of our Series A Preferred Stock and the Opus Bank credit facility, our balance sheet is stronger than it has ever been. We will begin investing in organic growth and acquisitions, which leaves us poised for growth in 2016.

Use of Non-GAAP Financial Measures

In our earnings releases, prepared remarks, conference calls, slide presentations, and webcasts, we may use or discuss non-GAAP financial measures, as defined by SEC Regulation G. The GAAP financial measures most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investors section of our web site at www.mtbc.com.

Conference Call Information

MTBC management will host a conference call at 8:30 a.m. EST on Thursday, November 12, 2015 to discuss the third quarter 2015 results. The conference call will be accessible by dialing 866-652-5200, or 412-317-6060 for international callers, and referencing "MTBC Third Quarter 2015 Earnings Call." An audio webcast of the call will be available live and archived on MTBC's investor relations website at ir.mtbc.com.

A replay of the conference call will be available approximately one hour after conclusion of the call and will be accessible through December 31, 2015. The replay can be accessed by dialing 877-344-7529, or 412-317-0088 for international callers, and providing access code 10074902.

About Medical Transcription Billing, Corp.

Medical Transcription Billing, Corp. is a healthcare information technology company that provides a fully integrated suite of proprietary web-based solutions, together with related business services, to healthcare providers practicing in ambulatory care settings. Our integrated Software-as-a-Service (or SaaS) platform is designed to help our customers increase revenues, streamline workflows and make better business and clinical decisions, while reducing administrative burdens and operating costs. For additional information, please visit our website at www.mtbc.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. These statements relate to anticipated future events, future results of operations or future financial performance including but not limited to those regarding the Company's bank financing with Opus Bank, preferred stock offering, use of proceeds from the financing and offering, sales and marketing efforts, acquisitions, general and administrative expenses, as well as general statements regarding management's expectations for profitability. In some cases, you can identify forward-looking statements by terminology such as "anticipate", "believe", "continue", "could", "estimate", "expect", "goals", "intend", "likely", "may", "plan", "potential", "predict", "project", "will" or the negative of these terms or other similar terms and phrases.

Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this press release include, without limitation, statements reflecting management's expectations for future financial performance and operating expenditures, expected growth, profitability and business outlook, increased sales and marketing expenses, and the expected results from the integration of our acquisitions.

Forward-looking statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from those anticipated by such statements. These factors include:

  our ability to manage our growth, including acquiring, partnering with, and effectively integrating other businesses into our infrastructure;
  our ability to retain our customers and revenue levels, including effectively migrating and keeping new customers acquired through business acquisitions and maintaining or growing the revenue levels of our new and existing customers;
  our ability to attract and retain key officers and employees, including Mahmud Haq, our CEO, and personnel critical to the transition and integration of our newly acquired businesses;
  our ability to raise capital and obtain financings on acceptable terms;
  our ability to compete with other companies developing products and selling services competitive with ours, and who may have greater resources and name recognition than we have;
  our ability to maintain operations in Pakistan and Poland in a manner that continues to enable us to offer competitively priced products and services;
  our ability to keep and increase market acceptance of our products and services;
  our ability to keep pace with a rapidly changing healthcare industry;
  our ability to consistently achieve and maintain compliance with a myriad of Federal, State, foreign, local, payor and industry requirements, regulations, rules, and laws;
  our ability to protect and enforce intellectual property rights; and
  our ability to maintain and protect the privacy of customer and patient information.

Although we believe that the expectations reflected in the forward-looking statements contained in this press release are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.

The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

MEDICAL TRANSCRIPTION BILLING, CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2015	2014
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$ 1,613,242	$ 1,048,660
Accounts receivable - net of allowance for doubtful accounts of $194,633 and $165,000 at September 30, 2015 and December 31, 2014, respectively	2,384,888	3,007,314
Current assets - related party	24,534	24,284
Prepaid expenses and other current assets	742,686	504,442
Total current assets	4,765,350	4,584,700
Property and equipment - net	1,447,687	1,444,334
Intangible assets - net	5,978,684	8,377,837
Goodwill	8,980,252	8,560,336
Other assets	409,602	140,053
TOTAL ASSETS	$ 21,581,575	$ 23,107,260
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$ 758,879	$ 1,082,342
Accrued compensation	546,077	836,525
Accrued expenses	768,521	1,113,108
Deferred rent	31,988	12,683
Deferred revenue	85,015	37,508
Accrued liability to related party	39,631	153,931
Borrowings under line of credit	2,000,000	1,215,000
Note payable - related party	--	470,089
Notes payable - other (current portion)	291,005	596,616
Contingent consideration (current portion)	2,025,845	2,626,323
Total current liabilities	6,546,961	8,144,125
Long - term debt, net of discount and debt issuance costs	3,393,004	--
Notes payable - other	68,742	48,564
Deferred rent	504,308	551,343
Deferred revenue	34,053	42,631
Contingent consideration	452,507	--
Total liabilities	10,999,575	8,786,663
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
Preferred stock, par value $0.001 per share; authorized 1,000,000 shares; issued and outstanding none at September 30, 2015 and December 31, 2014	--	--
Common stock, $0.001 par value - authorized, 19,000,000 shares; issued and outstanding, 9,775,223 and 9,711,604 shares at September 30, 2015 and December 31, 2014, respectively	9,775	9,712
Additional paid-in capital	19,283,324	18,979,976
Accumulated deficit	(8,346,742)	(4,460,129)
Accumulated other comprehensive loss	(364,357)	(208,962)
Total shareholders' equity	10,582,000	14,320,597
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 21,581,575	$ 23,107,260

MEDICAL TRANSCRIPTION BILLING, CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
NET REVENUE	$ 5,612,715	$ 6,012,867	$ 17,716,778	$ 11,198,546
OPERATING EXPENSES:
Direct operating costs	2,812,242	3,671,029	9,271,916	5,934,319
Selling and marketing	59,350	54,825	276,783	169,660
General and administrative	3,089,717	3,709,838	9,409,095	6,441,603
Research and development	159,141	154,063	489,317	396,482
Change in contingent consideration	(367,479)	(424,885)	(1,283,294)	(424,885)
Depreciation and amortization	1,137,263	1,252,188	3,499,185	1,793,289
Total operating expenses	6,890,234	8,417,058	21,663,002	14,310,468
OPERATING LOSS	(1,277,519)	(2,404,191)	(3,946,224)	(3,111,922)
OTHER:
Interest income	5,884	7,943	19,869	15,039
Interest expense	(75,612)	(46,686)	(161,484)	(150,847)
Other income (expense) - net	61,869	76,271	165,228	(108,662)
LOSS BEFORE INCOME TAXES	(1,285,378)	(2,366,663)	(3,922,611)	(3,356,392)
Income tax (benefit) provision	(52,051)	474,091	(35,998)	157,435
NET LOSS	$ (1,233,327)	$ (2,840,754)	$ (3,886,613)	$ (3,513,827)
NET LOSS PER SHARE:
Basic and diluted loss per share	$ (0.13)	$ (0.34)	$ (0.40)	$ (0.57)
Weighted-average basic and diluted shares outstanding	9,730,728	8,358,718	9,712,721	6,199,350

MEDICAL TRANSCRIPTION BILLING, CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2015 AND 2014 (UNAUDITED)

	2015	2014
OPERATING ACTIVITIES:
Net loss	$ (3,886,613)	$ (3,513,827)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,499,185	1,793,289
Deferred rent	(7,722)	7,056
Deferred revenue	(19,198)	(25,839)
Deferred income taxes	--	153,364
Provision for doubtful accounts	90,116	62,451
Foreign exchange (gain) loss	(120,423)	58,164
Gain from reduction in referral fee	--	(105,523)
Interest accretion on debt	11,669	77,263
Stock-based compensation expense	496,961	137,550
Change in contingent consideration	(1,283,294)	(424,885)
Accrued CastleRock settlement payment	(110,000)	--
Other	--	(13,236)
Changes in operating assets and liabilities:
Accounts receivable	532,314	(2,103,074)
Other assets	103,331	(187,077)
Accounts payable and other liabilities	(1,205,003)	2,059,820
Net cash used in operating activities	(1,898,677)	(2,024,504)
INVESTING ACTIVITIES:
Capital expenditures	(327,452)	(571,217)
Cash paid for acquisitions and customer contracts	(120,562)	(11,536,640)
Advances to majority shareholder	--	(2,463)
Repayment of advances to majority shareholder	--	2,463
Net cash used in investing activities	(448,014)	(12,107,857)
FINANCING ACTIVITIES:
Proceeds from IPO of common stock, net of costs in 2014	--	17,167,295
Proceeds from note payable to majority shareholder	410,000	165,000
Repayments of note payable to majority shareholder	(880,089)	(430,591)
Proceeds from long term debt, net of costs	3,585,335	--
Repayments of notes payable - other	(715,123)	(958,400)
Proceeds from line of credit	8,663,766	2,685,000
Repayments of line of credit	(7,878,766)	(2,500,000)
Payment of preferred stock related costs	(242,182)	--
Net cash provided by financing activities	2,942,941	16,128,304
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(31,668)	(235)
NET INCREASE IN CASH	564,582	1,995,708
CASH - Beginning of the period	1,048,660	497,944
CASH - End of period	$ 1,613,242	$ 2,493,652
SUPPLEMENTAL NONCASH INVESTING AND FINANCING ACTIVITIES:
Vehicle financing obtained	$ 20,443	$ 37,114
Contingent consideration resulting from acquisitions	$ 1,002,445	$ 4,618,508
Equity issued in connection with acquisitions	$ --	$ 1,601,678
Conversion of note to common stock	$ --	$ 587,835
Purchase of prepaid insurance through assumption of note	$ 374,785	$ 486,858
SUPPLEMENTAL INFORMATION - Cash paid during the period for:
Income taxes	$ 9,759	$ 5,230
Interest	$ 181,108	$ 129,857

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO COMPARABLE GAAP MEASURES (UNAUDITED)

The following is a reconciliation of the non-GAAP financial measures used by us to describe our financial results determined in accordance with accounting principles generally accepted in the United States of America ("GAAP"). An explanation of these measures is also included below under the heading "Explanation of Non-GAAP Financial Measures."

While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of our business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP.

Adjusted EBITDA

Set forth below is a reconciliation of our "Adjusted EBITDA" and "Adjusted EBITDA Margin," which represents Adjusted EBITDA as a percentage of total revenue.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Net revenue	$ 5,612,715	$ 6,012,867	$ 17,716,778	$ 11,198,546

GAAP net loss	$ (1,233,327)	$ (2,840,754)	$ (3,886,613)	$ (3,513,827)

Provision (benefit) for income taxes	(52,051)	474,091	(35,998)	157,435
Net interest expense	69,728	38,743	141,615	135,808
Other expense - net	(61,869)	(76,271)	(165,228)	108,662
Stock-based compensation expense	172,710	75,396	496,961	137,550
Depreciation and amortization	1,137,263	1,252,188	3,499,185	1,793,289
Integration and transaction costs	150,764	623,513	244,020	712,061
Change in contingent consideration	(367,479)	(424,885)	(1,283,294)	(424,885)
Adjusted EBITDA	$ (184,261)	$ (877,979)	$ (989,352)	$ (893,907)

Adjusted EBITDA Margin	(3.3%)	(14.6%)	(5.6%)	(8.0%)

Non-GAAP Adjusted Net Income

Set forth below is a reconciliation of our "Non-GAAP Adjusted Net Income" and "Non-GAAP Adjusted Net Income per Share."

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
GAAP net loss	$ (1,233,327)	$ (2,840,754)	$ (3,886,613)	$ (3,513,827)

Other expense - net	(61,869)	(76,271)	(165,228)	108,662
Stock-based compensation expense	172,710	75,396	496,961	137,550
Amortization of purchased intangible assets	942,124	1,035,913	3,090,999	1,466,811
Integration and transaction costs	150,764	623,513	244,020	712,061
Change in contingent consideration	(367,479)	(424,885)	(1,283,294)	(424,885)
Non-GAAP Adjusted Net Income	$ (397,077)	$ (1,607,088)	$ (1,503,155)	$ (1,513,628)

End-of-period shares	11,062,753	10,999,133	11,062,753	10,999,133

Non-GAAP Adjusted Net Income per Share	$ (0.04)	$ (0.15)	$ (0.14)	$ (0.14)

For purposes of determining non-GAAP adjusted net income per share, we used the number of common shares outstanding at the end of the period on September 30, 2015 and 2014 including the shares which were issued but are considered contingent consideration, in order to provide insight into results considering the total number of shares which were issued at the time of the acquisitions. No tax effect has been provided in 2015 as we have sufficient carryforward losses to offset the applicable taxes.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
GAAP net loss per diluted share	$ (0.13)	$ (0.34)	$ (0.40)	$ (0.57)

GAAP net loss per end-of-period share	(0.11)	(0.26)	(0.35)	(0.32)
Other income - net	--	(0.01)	(0.01)	0.01
Stock-based compensation expense	0.02	0.01	0.04	0.01
Amortization of purchased intangible assets	0.07	0.09	0.28	0.14
Integration and transaction costs	0.01	0.06	0.02	0.06
Change in contingent consideration	(0.03)	(0.04)	(0.12)	(0.04)
Non-GAAP Adjusted Net Income per Share	$ (0.04)	$ (0.15)	$ (0.14)	$ (0.14)

End-of-period shares	11,062,753	10,999,133	11,062,753	10,999,133

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Basic shares outstanding	11,009,503	10,999,133	9,711,604	10,999,133
Shares recorded/ reduced as contingent consideration	--	--	1,287,529	--
Forfeiture of shares to acquired businesses	--	--	(53,797)	--
RSUs vested during the period	53,250	--	117,417	--
End-of-period shares	11,062,753	10,999,133	11,062,753	10,999,133

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of MTBC and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management's ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

Management defines "Adjusted EBITDA" as the sum of GAAP net income (loss) before provision for (benefit from) income taxes, net interest expense, other expense (income), stock-based compensation expense, depreciation and amortization, amortization of purchased intangible assets, integration and transaction costs, and changes in contingent consideration, and defines "Adjusted EBITDA Margin" as Adjusted EBITDA as a percentage of total revenue.

Management defines "non-GAAP Adjusted Net Income" as the sum of GAAP net income (loss) before stock-based compensation expense, amortization of purchased intangible assets, other expense (income), integration and transaction costs, changes in contingent consideration, and any tax impact related to these preceding items, and "non-GAAP Adjusted Net Income per Share" as non-GAAP Adjusted Net Income divided by total shares outstanding at the end of the period, including the shares which are considered contingent consideration. Management considers all of these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends, in particular the extent to which ongoing operations impact our overall financial performance.

In addition to items routinely excluded from non-GAAP EBITDA, management excludes or adjusts each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

Other expense (income) – net. Other expense (income) is excluded because foreign currency gains and losses, whether realized or unrealized, and other non-operating expenses are non-cash expenditures that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expense is partially outside of our control. Foreign currency gains and losses are based on global market factors which are be unrelated to our performance during the period in which the gains and losses are realized.

Stock-based compensation expense. Stock-based compensation is excluded because this is a non-cash expenditure that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expenditure is partially outside of our control because it is based on factors such as stock price, volatility, and interest rates, which may be unrelated to our performance during the period in which the expenses are incurred.

Amortization of purchased intangible assets. Purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Integration and transaction costs. Integration costs are the severance payments for certain employees relating to the acquisitions, and transaction costs are upfront costs related to acquisitions and related transactions, such as brokerage fees, pre-acquisition accounting costs and legal fees, and certain acquisition accounting impacts. Management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Changes in contingent consideration. Contingent consideration represents the amount payable to the sellers of the acquired businesses based on the achievement of defined performance measures contained in the purchase agreements. Contingent consideration is adjusted to fair value at the end of each reporting period, and changes arise from changes in MTBC's stock prices as well as changes in the forecasted revenues of the acquired businesses.

Disclaimer:

This press release is for information purposes only, and does not constitute an offer to sell or solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

CONTACT: Investor Contact:

         Bill Korn
         Chief Financial Officer
         Medical Transcription Billing, Corp.
         bkorn@mtbc.com
         732-873-5133